UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2024

Axos Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37709	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
9205 West Russell Road, Ste 400
Las Vegas, NV 89148
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 649-2218

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AX	New York Stock Exchange

Not Applicable

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2024, the Board of Directors of Axos Financial, Inc. (the “Registrant”) and its subsidiary Axos Bank (collectively, the “Company”) appointed Ann Gill as the Company’s Senior Vice President and Chief Accounting Officer (“principal accounting officer”). The appointment of Ms. Gill to this role is effective immediately.

Ms. Gill, a CPA licensed in New York, joined the Company in October 2019, as Senior Vice President, Corporate Controller. Before joining the Company, Ms. Gill was the Chief Accounting Officer–Global Controller at Encore Capital Group and has served in various other controller roles in the financial services industry. Ms. Gill also spent approximately 15 years in public accounting.

Ms. Gill assumes the responsibilities of principal accounting officer from Derrick K. Walsh, who continues as the Company’s Executive Vice President and Chief Financial Officer (“principal financial officer”). Ms. Gill will receive a salary and will participate in other benefit and compensation plans at levels consistent with her position and scope of responsibility. Ms. Gill will also enter into the Company’s standard indemnification agreement for directors and officers.

There are no family relationships between Ms. Gill and any director or executive officer of the Company and there are no relationships between Ms. Gill and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axos Financial, Inc.

Date:	September 26, 2024	By:	/s/ Derrick K. Walsh
Derrick K. Walsh
EVP and Chief Financial Officer